                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant           (X)
Filed by a Party other than the Registrant           ( )
Check the appropriate box:
( )      Preliminary Proxy Statement
(X)      Definitive Proxy Statement
( )      Definitive Additional Materials
( )      Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                               HADSON CORPORATION
                (Name of Registrant as Specified In Its Charter)

                               HADSON CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
(X)      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( )      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)      Title of each class of securities to which transaction applies:
                 _______________________________________________________________

         2)      Aggregate number of securities to which transaction applies:
                 _______________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         4)      Proposed maximum aggregate value of transaction:
                 _______________________________________________________________

         (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

( )      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
                 _______________________

         2)      Form, Schedule or Registration Statement No.:
                 _______________________

         3)      Filing Party:
                 _______________________

         4)      Date Filed:
                 _______________________

       (HADSON CORPORATION LOGO)
================================================================================


                                                                  April 22, 1994





Dear Stockholder:

             You are cordially invited to attend the 1994 Annual Meeting of Stockholders (the "Annual Meeting") of Hadson Corporation (the "Company") which will be held at the Loews Anatole Hotel, Chambers Room, 2201 Stemmons Freeway, Dallas, Texas, on Thursday, May 26, 1994, at 10:00 a.m., local time.

             The Notice of Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please carefully read these materials and complete, date and return the enclosed proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your presence at the Annual Meeting, in person or by proxy, is important for establishing a quorum, and your vote on the matters to be considered at the Annual Meeting is important. Even if you have returned a signed proxy, you may still attend the Annual Meeting and vote in person on all matters presented for stockholder vote at the Annual Meeting on which you are entitled to vote.

             Thank you for your continued interest in the Company. We look forward to personally greeting as many of our stockholders as possible at the Annual Meeting.

                                        Sincerely,


                                        /s/ GREG G. JENKINS

                                        GREG G. JENKINS
                                        President and Chief Executive Officer




   HADSON CORPORATION   2777 STEMMONS FREEWAY   SUITE 700   P.0. BOX 569550
      DALLAS, TX 75356-9550   PHONE (214) 640-6800   FAX (214) 640-6801

                               HADSON CORPORATION
                        2777 STEMMONS FREEWAY, SUITE 700
                              DALLAS, TEXAS  75207


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, MAY 26, 1994


To the Stockholders of
    HADSON CORPORATION:

         NOTICE IS HEREBY GIVEN that the 1994 Annual Meeting of Stockholders (the "Annual Meeting") of Hadson Corporation (the "Company") will be held at the Loews Anatole Hotel, Chambers Room, 2201 Stemmons Freeway, Dallas, Texas, on Thursday, May 26, 1994, at 10:00 a.m., local time, for the following purposes:

         1. To elect three directors to Class I of the Board of Directors to serve until the 1997 Annual Meeting of Stockholders and until their successors have been elected and qualified;

         2. To approve a March 9, 1994 amendment and restatement of the Hadson Corporation 1992 Equity Incentive Plan, as amended;

         3. To approve a proposed amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, $.01 par value, of the Company from 35,000,000 shares to 50,000,000 shares; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         The close of business on March 28, 1994 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         /s/ TERRI MCGUIRE WATSON
                                             TERRI MCGUIRE WATSON
                                             Secretary

Dallas, Texas
April 22, 1994

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED, POSTAGE PREPAID ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON OR BY PROXY.

                               HADSON CORPORATION
                        2777 STEMMONS FREEWAY, SUITE 700
                              DALLAS, TEXAS  75207

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 1994

                            SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hadson Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the 1994 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held May 26, 1994, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy were first mailed on or about April 22, 1994 to holders of record of the Company's Common Stock, par value $.01 per share ("Common Stock"), as of the close of business on March 28, 1994, the record date fixed by the Board of Directors of the Company (the "Board of Directors") as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date").

         The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation, printing and mailing of this Proxy Statement and all proxy soliciting material which now accompanies or may hereafter supplement it. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. However, proxies also may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. The Company will supply brokers and other nominees, custodians and fiduciaries with the number of proxies and proxy materials as they may require for mailing to beneficial owners of the Common Stock, and may reimburse them for their reasonable expenses in connection therewith. The Company's transfer agent, Liberty Bank & Trust Company of Oklahoma City, N.A., will aid in the dissemination of these proxy materials to such persons, who will be requested to forward such materials to such beneficial owners.

         A copy of the Company's Annual Report, including consolidated financial statements, was previously mailed to each holder of record of the Common Stock on the Record Date and provided to brokers and other nominees, custodians and fiduciaries for mailing to beneficial owners of Common Stock at the Company's expense.

                               VOTING INFORMATION

         The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date is required for a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held on the Record Date on all matters on which such holder is entitled to vote. The Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.

         When properly executed and returned, a proxy will be voted as designated thereon by the stockholder. IF NO CHOICE IS SPECIFIED IN THE PROXY, THE PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS DESCRIBED HEREIN, AND WILL BE VOTED IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY IN CONNECTION WITH ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

         A proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (i) by the later execution and submission of another proxy, (ii) by written notice to the Secretary of the

Company or (iii) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by properly executed proxies will be voted at the Annual Meeting.

         At the Annual Meeting, three directors are to be elected to Class I of the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of the Common Stock entitled to vote at the Annual Meeting is required to elect a director. Accordingly, under Delaware law, the Company's Restated Certificate of Incorporation (the "Restated Certificate") and bylaws, abstentions and "broker non-votes" will not have the same legal effect as a vote against a particular director. A "broker non-vote" occurs if a broker or other nominee does not have discretionary authority to vote on and has not received instructions with respect to a particular proposal. Holders of Common Stock are not entitled to cumulate their votes in the election of directors.

         Approval of the March 9, 1994 amendment and restatement of the Hadson Corporation 1992 Equity Incentive Plan, as previously amended, requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting (the 1992 Equity Incentive Plan as previously amended is referred to herein as the "Equity Incentive Plan" and the March 9, 1994 amendment and restatement of the Equity Incentive Plan is referred to herein as the "Amended Equity Incentive Plan"). Under Delaware law, the Restated Certificate and the Company's bylaws, an abstention will have the same legal effect as a vote against the proposal to approve the Amended Equity Incentive Plan, even though this may not be the intent of the person voting or giving a proxy; each "broker non-vote" will not have the legal effect of a vote against this proposal, and will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the Amended Equity Incentive Plan.

         Approval of the amendment to the Restated Certificate requires the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date. Under Delaware law, the Restated Certificate and the Company's bylaws, abstentions and "broker non-votes" will have the same legal effect as a vote against this proposal.

         On the Record Date, there were outstanding 25,689,147 shares of Common Stock. As of the Record Date, Santa Fe Energy Resources, Inc. ("Santa Fe") was the record holder of approximately 40.47% of the outstanding shares of Common Stock, and The Prudential Insurance Company of America and certain of its affiliates (collectively, "Prudential") were the record holders of approximately 5.20% of the outstanding shares of Common Stock and had the right to direct the voting of an additional 19.40% of the outstanding shares of Common Stock.

         On December 14, 1993, in connection with the merger of Adobe Gas Pipeline Company ("AGPC"), then an indirect, wholly-owned subsidiary of Santa Fe, with and into the Company (the "Merger"), Santa Fe and Prudential entered into a voting agreement (the "Voting Agreement"). Pursuant to the Voting Agreement, each of Santa Fe and Prudential has agreed to vote the shares of Common Stock beneficially owned by it following the Merger in favor of (i) the persons designated from time to time by Santa Fe for election as directors of the Company, provided that the number of directors of the Company holding office at any time (assuming the election of such designees) who have been designated by Santa Fe shall not be greater than 50% of the total number of directors of the Company; (ii) any one person designated from time to time by Prudential for election as a Class I director of the Company; and (iii) any one person jointly designated from time to time by Santa Fe and Prudential for election as a Class III director of the Company.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)


         The Board of Directors currently consists of eight persons. Under the Restated Certificate, the Board of Directors is divided into three classes, Classes I, II, and III. Each director serves for a term expiring at the third annual meeting of stockholders following the annual meeting at which the director was elected, except that the term of the directors who were first elected to Class I expires at the Annual Meeting, the term of the directors who were first elected to Class II will expire at the 1995 Annual Meeting of Stockholders and the terms of the directors who were first elected to Class III will expire at the 1996 Annual Meeting of Stockholders.

         At the Annual Meeting, the holders of Common Stock will elect three directors to Class I of the Board of Directors, to serve until the 1997 Annual Meeting of Stockholders and until their successors have been elected and qualified. Messrs. James A. Bitzer, J. Frank Haasbeek and Michael J. Rosinski currently serve as the Class I directors and have been nominated for re-election as such. Each of such nominees is a designee of either Santa Fe or Prudential pursuant to the Voting Agreement. See "Voting Information" and "Beneficial Ownership of Securities." For additional information concerning such nominees, see "Nominees for Election to Board of Directors -Class I."

         The nominees named above have indicated their willingness to serve for their terms, but, if any of the nominees are unable or should decline to serve as a director at the date of the Annual Meeting, it is the intention of the persons named in the proxy to vote for such other person or persons as they in their discretion shall determine.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES NAMED BELOW FOR ELECTION TO THE BOARD OF DIRECTORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED AS DIRECTED IN THE FORM OF PROXY OR, IF NO DIRECTION IS INDICATED, FOR EACH OF THE NOMINEES NAMED BELOW. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY BY THE HOLDERS OF THE COMMON STOCK ENTITLED TO VOTE IS REQUIRED TO ELECT A DIRECTOR. SEE "VOTING INFORMATION."


             NOMINEES FOR ELECTION TO BOARD OF DIRECTORS - CLASS I
         (FOR A TERM ENDING AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS)



                            NAME AND AGE, PRINCIPAL                                                   DIRECTOR
                       OCCUPATION AND OTHER INFORMATION                                                 SINCE
                       --------------------------------                                               --------
     JAMES A. BITZER (30) has served since 1991 as Second Vice President of                             1993
     The Prudential Insurance Company of America and  since January 1993 as Vice
     President of the Prudential Capital  Group of The Prudential Insurance
     Company of America, which is  involved in merchant banking activities on
     behalf of such entity.   From 1991 to 1992, Mr. Bitzer served as Vice
     President of the  Southwestern/Energy Group of Prudential Capital
     Corporation, which  was also involved in such merchant banking activities.
     From 1987  to 1991, Mr. Bitzer held various positions with Prudential in the investment area.  Mr. Bitzer is considered to be a designee of
     Prudential pursuant to the Voting Agreement.

     J. FRANK HAASBEEK (59) serves as President and Chief Executive                                     1993
     Officer and a director of International Transquip Industries,  Inc. (a manufacturer of air brake systems for heavy trucks, buses  and trailers), positions he has held since August 1991.  From  September 1990 to August
     1991, Mr. Haasbeek was Senior

     Vice President of GrandWest & Associates (a business consulting firm); from
     March 1989 to October 1989, he served as President of L.J. Hooker
     Corporation (a retailing and property management company); and from 1984 to March 1988 he served as President and Chief Executive Officer of Hurricane
     Industries, Inc. (a mini-steel mill). From April 1988 to February 1989 and from November 1989 to September 1990, Mr. Haasbeek was a private business consultant. Mr. Haasbeek is a citizen of Canada. Mr. Haasbeek is considered to be a designee of Santa Fe pursuant to the Voting Agreement.

     MICHAEL J. ROSINSKI (49) serves as Vice President and Chief Financial                              1993
     Officer of Santa Fe, positions he has held since September 1992. Prior to joining Santa Fe in 1992, Mr. Rosinski was employed in various capacities by Tenneco Inc. ("Tenneco") and its subsidiaries for 24 years. From 1988 until 1990, he served with Tenneco as Deputy Project Executive for the
     Columbian Crude Oil Pipeline Project and from 1990 until August 1992 he was
     Executive Director of Investor Relations for Tenneco.  Mr. Rosinski is
     considered to be a designee of Santa Fe pursuant to the Voting Agreement.

         MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE - CLASS II
            (TERM ENDING AT THE 1995 ANNUAL MEETING OF STOCKHOLDERS)



                            NAME AND AGE, PRINCIPAL                                                   DIRECTOR
                       OCCUPATION AND OTHER INFORMATION                                                 SINCE
                       --------------------------------                                               --------
     GREG G. JENKINS (36) serves as President of the Company, a position he                             1993
     has held since December 17, 1993, and Chief Executive Officer of the
     Company, a position he has held since March 21, 1994.  Mr.  Jenkins became employed by the Company on October 1, 1993 and served as Chief Operating
     Officer of the Company from December 17, 1993 until he was elected as
     Chief Executive Officer.  Prior to joining the Company, he served as
     Corporate Manager, Special Projects for Santa Fe from March 1993 through
     September 1993.  From July 1991 until March 1993, Mr. Jenkins was General
     Manager -- Argentina of Santa Fe and President of Petrolera Santa Fe S.A.,
     a wholly-owned subsidiary of Santa Fe.  Mr. Jenkins joined Santa Fe as a landman in December 1982 and became a District Landman in December 1985 and Manager, Business Development in April 1989.

     JAMES L. PAYNE (57)  is  Chairman of the Board, President and Chief                                1993
     Executive Officer of Santa Fe, positions he has held since June 1990.
     Mr. Payne was President of Santa Fe Energy Company, a predecessor in interest of Santa Fe, from January 1986 to January 1990 when he became
     President of Santa Fe.  From 1982 to 1986, Mr. Payne was Senior Vice
     President -- Exploration and Land of Santa Fe Energy Company.  Mr. Payne
     also serves as a director of Santa Fe and as a director of Pool Energy
     Services Co.  Mr. Payne is considered to be a designee of Santa Fe pursuant to the Voting Agreement.

     B. M. THOMPSON (61) is a private investor and was employed in various                              1993
     capacities by Phillips Petroleum Company ("Phillips") and its
     subsidiaries from 1954 to 1992.  He served on the Phillips' board of directors for four years, and retired in 1992 as Chairman of the Board and
     Chief Executive Officer of GPM Gas Corporation, a subsidiary of Phillips that processes natural gas.

     Mr. Thompson also serves as a director of Noble Drilling Co. Mr. Thompson is considered to be a designee of Santa Fe pursuant to the Voting Agreement.


         MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE - CLASS III
            (TERM ENDING AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS)



                            NAME AND AGE, PRINCIPAL                                                   DIRECTOR
                       OCCUPATION AND OTHER INFORMATION                                                 SINCE
                       --------------------------------                                               --------
     J. MICHAEL ADCOCK (45) currently practices law in Shawnee, Oklahoma.                               1981
     He served as President and Chief Operating Officer of the Company
     from March 9, 1990 to December 15, 1993 and Chief Executive Officer from
     September 8, 1992 to December 15, 1993.  Mr. Adcock served as the
     Company's General Counsel from 1983 to 1990 and as its Secretary from 1980 to 1990.  For at least one year prior to his election in March 1990 as
     President and Chief Operating Officer, Mr. Adcock was a principal in the law firm of Diamond, Adcock, Stuart & Timmons.  Mr. Adcock is considered to be a joint designee of Santa Fe and Prudential pursuant to the Voting
     Agreement.

     J. E. "BUCK" CANNON (60) was elected to the office of Chairman of the                              1994
     Board and as a director of the Company on March 21, 1994.  Mr. Cannon has been an independent energy consultant since January 1991.  From January
     1987 through December 1990, Mr. Cannon served as Executive Vice President for all operating subsidiaries of American Oil and Gas Corporation.  Mr.
     Cannon served as a director of American Oil and Gas Corporation from June
     1987 through December 1990.  Mr. Cannon is considered to be a joint designee of Santa Fe and Prudential pursuant to the Voting Agreement.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         Board Meetings. The Board of Directors held 12 meetings in 1993, including seven which were held by telephone conference. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period in which he was a director and
(ii) the total number of meetings held by all committees on which he served during the period that he served on such committees. The Board of Directors has a standing Audit Committee, Nominating Committee and Compensation Committee.

         Committees of the Board. The Audit Committee is currently composed of Messrs. Haasbeek, Thompson and Rosinski. Prior to December 14, 1993, the Audit Committee was composed of Messrs. Harry G. Hadler, Walter C. Wilson and S. D. Wilks, C.B., each of whom is a former director of the Company who resigned upon consummation of the Merger on December 14, 1993. The function of the Audit Committee is to review the financial statements of the Company, to determine whether the Company is following accepted accounting procedures, to review selected transactions with management and to review the internal audit procedures and the adequacy of the Company's internal accounting and financial controls. The Audit Committee also recommends the independent auditors and their remuneration for approval by the Board of Directors. The Audit Committee did not meet during 1993.

         The Nominating Committee is currently composed of Messrs. Adcock, Cannon and Rosinski. Prior to December 14, 1993, the Nominating Committee was composed of Messrs. Adcock and Wilks. The functions of the Nominating Committee are to consider and make recommendations to the Board of Directors with respect to proposed new members of the Board of Directors and to nominate the individuals whom the Nominating Committee considers qualified to stand for election as directors at each annual meeting of the

Company's stockholders. The Nominating Committee will no longer consider nominees recommended by holders of Common Stock for the election of Class I directors at the Annual Meeting. The Nominating Committee will consider nominees recommended by a holder of Common Stock for election of Class II directors at the 1995 Annual Meeting of Stockholders if such nominations are submitted in accordance with the guidelines and time set forth under "Stockholder Proposals and Other Matters" herein. The Nominating Committee did not meet during 1993.

         The Board of Directors has delegated to the Compensation Committee responsibility for reviewing officers' compensation and administering the Company's incentive compensation plans. The Compensation Committee also administers the Equity Incentive Plan. The Compensation Committee is composed of Messrs. Payne, Thompson and Bitzer. Prior to December 14, 1993, the Compensation Committee was composed of Messrs. Hadler, Wilson and Wilks. The Compensation Committee met one time during 1993.

                       BENEFICIAL OWNERSHIP OF SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as of March 25, 1994, with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, the only class of voting securities of the Company.

                                                                        Amount and Nature
                                                                    of Beneficial Ownership
                                                                       of Common Stock
                                                                  ----------------------------
              Name and Address                                     Number of       Percent of
              of Beneficial Owner                                   Shares             Class
              -------------------                                 ----------         ---------
              The Prudential Insurance Company of
                   America (1)                                      6,317,944          24.60%
              Prudential Plaza
              Newark, NJ  07102-3777

              Elliot Associates, L.P. (2)                           2,142,719           8.34%
              110 East 59th Street
              New York, NY  10022

              Santa Fe Energy Resources, Inc. (3)                  10,395,655          40.47%
              1616 South Voss Road, Suite 1000
              Houston, TX  77057

              The H/P Trust (4)                                     4,983,180          19.40%
              c/o Liberty Bank and Trust Company of
                  Oklahoma City, N.A., as Trustee
              P. O. Box 25848
              Oklahoma City, OK  73125-9969

____________________

(1) Based on Schedule 13D dated January 7, 1994 and filed with the Securities and Exchange Commission (the "Commission"). Includes 1,329,763 shares of Common Stock directly owned by Prudential; 5,001 shares of Common Stock, which Prudential has the right to acquire upon the exercise of the shares of the Junior Exercisable Automatically Convertible Preferred Stock, Series B, par value $.01 per share ("Junior Preferred"), which it owns; and 4,983,180 shares of Common Stock held by a trust (the "H/P Trust") established in connection with the Merger to which the Company transferred such number of shares of Common Stock immediately following the Merger, over which shares Prudential has voting control and therefore may be deemed to have beneficial ownership, but which number may decline from time to time in accordance with a trust agreement entered into among the Company, Prudential and Liberty Bank and Trust Company of Oklahoma City, N.A., as Trustee, in connection with the Merger (the "Trust Agreement"). See footnote (4) below.
(2) Based on information obtained by the Company from Elliot Associates, L.P. on March 24, 1994. Includes 1,251,576 shares of Common Stock which Elliot Associates, L.P. owns directly and 891,143 shares of Common Stock which Elliot Associates, L.P. has the right to acquire upon the exercise of the shares of the Junior Preferred, which it owns.
(3) Based on Amendment No. 1 to Schedule 13D dated March 17, 1994 and filed with the Commission.
(4) Represents 4,983,180 shares in the H/P Trust over which the H/P Trust may be deemed to have beneficial ownership, although, pursuant to the Trust Agreement, Prudential has the right to direct the voting of such shares. See footnote (1) above.


SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of December 31, 1993, with respect to the beneficial ownership of the Common Stock and the Junior Preferred by (i) each director of the Company, (ii) each nominee for director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers of the Company as a group. None of such persons beneficially owns any shares of the Company's Senior Cumulative Preferred Stock, Series A, par value $.01 per share, the only other class of equity securities of the Company.

                                                            Amount and Nature of Beneficial Ownership
                                                      -------------------------------------------------------
                                                                                      Junior Exercisable
                                                                                    Automatically Convertible
                                                             Common Stock          Preferred Stock, Series B
                                                      --------------------------   --------------------------
                                                         Number of    Percent of      Number of    Percent of
   Name of Beneficial Owner                              Shares        Class          Shares        Class
   ------------------------                           ------------  ------------   ------------  ------------
   J. Michael Adcock (1)                                 34,211            *           2,149            *
   B. M. Thompson (2)                                     6,667            *              --            *
   James L. Payne (2)                                     6,667            *              --            *
   Michael J. Rosinski (2)(3)                            11,667            *              --            *
   J. Frank Haasbeek (2)                                  6,667            *              --            *
   James A. Bitzer (4)                                       --            *              --            *
   Greg G. Jenkins                                           --            *              --            *
   Robert P. Capps (5)                                   29,601            *             560            *
   Robert L. Laughman (6)(7)                             27,385            *             141            *
   C. Jeff Goodell (8)(9)                                29,904            *             620            *
   All executive officers and directors
       as a group (11 persons)                          155,816            *           3,547            *

____________________
*  Less than 1%.

(1) The number of shares of Common Stock beneficially owned includes: 406 shares owned directly; 101 shares issuable upon the exercise of shares of Junior Preferred owned directly; 2,848 shares held for his account under the Hadson Corporation Employee 401(k) Savings Plan (the "401(k) Plan"); 649 shares issuable upon the exercise of shares of Junior Preferred held for his account under the 401(k) Plan; 2,141 shares held by Mr. Adcock's wife; 1,399 shares issuable upon the exercise of shares of Junior Preferred held by Mr. Adcock's wife; and 26,667 shares subject to stock options granted under the Equity Incentive Plan. The number of shares of Junior Preferred beneficially owned includes 101 shares held directly; 649 shares held for his account under the 401(k) Plan; and 1,399 shares held by Mr. Adcock's wife. Mr. Adcock resigned as President and Chief Executive Officer of the Company effective December 15, 1993 and as an employee of the Company effective December 31, 1993.

(2) Subject to stock options granted to such a person as a nonemployee director, pursuant to the Equity Incentive Plan.
(3) Includes 5,000 shares held directly by Mr. Rosinski and 6,667 shares subject to stock options granted under the Equity Incentive Plan.
(4) Mr. Bitzer was automatically granted stock options as a nonemployee director pursuant to the Equity Incentive Plan. Mr. Bitzer immediately forfeited such options and waived all future grants of awards under such plan (in accordance with the internal policies of Prudential, his employer).
(5) The number of shares of Common Stock beneficially owned includes: 2,374 shares held for his account under the 401(k) Plan; 560 shares issuable upon the exercise of shares of Junior Preferred held for his account under the 401(k) Plan; and 26,667 shares subject to options granted under the Equity Incentive Plan. The number of shares of Junior Preferred beneficially owned consists of 560 shares held for his account under the 401(k) Plan.
(6) The number of shares of Common Stock beneficially owned includes: 577 shares held for his account under the 401(k) Plan; 141 shares issuable upon the exercise of shares of Junior Preferred held for his account under the 401(k) Plan; and 26,667 shares subject to options granted under the Equity Incentive Plan. The number of shares of Junior Preferred beneficially owned consists of 141 shares held for his account under the 401(k) Plan.
(7)  Mr. Laughman resigned from the Company effective September 1, 1993.
(8) The number of shares of Common Stock beneficially owned includes: 2,617 shares held for his account under the 401(k) Plan; 620 shares issuable upon the exercise of shares of Junior Preferred held for his account under the 401(k) Plan; and 26,667 shares subject to options granted under the Equity Incentive Plan. The number of shares of Junior Preferred beneficially owned consists of 620 shares held for his account under the 401(k) Plan.
(9) Mr. Goodell resigned from the office of Executive Vice President - Natural Gas Liquids of the Company effective December 17, 1993. He currently serves as Chief Operating Officer of a subsidiary of the Company.

   COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         To the Company's knowledge, based solely on a review of the copies of reports furnished to the Company and written representations of all directors and executive officers that no other reports were required with respect to their beneficial ownership of Common Stock during 1993, the Company's directors and executive officers and all beneficial owners of more than 10% of the Company's equity securities complied with all applicable filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to their beneficial ownership of Common Stock during 1993, with the exception of Mr. Rosinski, who filed one Form 4 late, and Santa Fe, which filed one Form 4 late. As indicated in the table under "-- Security Ownership of Certain Beneficial Owners" above, the H/P Trust may be deemed to be the beneficial owner of the shares of Common Stock indicated in such table. The H/P Trust has not made any filing under Section 16(a) of the Exchange Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE MERGER

         The Merger was consummated on December 14, 1993. Prior to the Merger, AGPC was an indirect, wholly-owned subsidiary of Santa Fe engaged, through its wholly-owned subsidiaries, in the gathering, processing, transmission and marketing of natural gas, with interests in 10 natural gas pipeline systems located in Texas, New Mexico, Oklahoma and Montana (of which six were operated by AGPC) and three natural gas processing plants. Pursuant to the Merger, all of the outstanding common stock of AGPC (which was then owned by a subsidiary of Santa Fe) was converted into 2,080,000 shares of the Company's Senior Cumulative Preferred Stock, Series A, par value $.01 per share, and 10,395,665 shares of Common Stock. Prior to the Merger, AGPC entered into the Gas Contract described below.

GAS CONTRACT

         Prior to the Merger, AGPC entered into a gas contract (the "Gas Contract") with Santa Fe and Santa Fe Energy Operating Partners, L.P. ("SFEOP"). As a result of the Merger, the Company succeeded to the rights and obligations of AGPC under the Gas Contract. Following the Merger, with the consent of Santa Fe and SFEOP, the Company assigned such contract to Hadson Gas Systems, Inc., a wholly-owned subsidiary of the Company through which the majority of the Company's natural gas marketing operations are conducted. The Gas Contract has a term of approximately seven years and provides for the purchase by the Company of essentially all of Santa Fe's and SFEOP's existing domestic natural gas production as well as natural gas production that either Santa Fe or SFEOP has the right to market. In addition, the Company has the right to purchase new production from certain development properties of Santa Fe and SFEOP. The price to be paid by the Company for the purchase of natural gas under the Gas Contract fluctuates from month to month based on generally recognized published price indices. Under other provisions of the Gas Contract, the Company is responsible for analyzing and recommending to Santa Fe and SFEOP alternatives for the gathering, processing and marketing of natural gas production from exploratory drilling activities of Santa Fe and SFEOP in the United States.

         The term of the Gas Contract will run from December 14, 1993 through March 31, 2001. However, either the Company or Santa Fe and SFEOP will have the right to terminate the Gas Contract upon a material breach of the terms thereof or the occurrence of certain governmental actions. In addition, Santa Fe and SFEOP will have the right to terminate the Gas Contract upon the occurrence of certain other events, including the failure of the Company to purchase specified percentages of available production.

         The Company will be required to release production dedicated under the Gas Contract under certain circumstances, including (i) if Santa Fe or SFEOP reasonably believes such production should be released to avoid any penalties and costs that would otherwise be incurred by Santa Fe or SFEOP related to production attributable to third parties, (ii) upon the sale or exchange of wells by Santa Fe or SFEOP, as the case may be, if the average consideration to be received by Santa Fe or SFEOP attributable to its interests in such wells is less than $250,000 per well and (iii) if pipeline transportation imbalance penalties incurred by Santa Fe or SFEOP as a result of sales under the Gas Contract for gas produced from non-operated wells become excessive in the reasonable opinion of Santa Fe and SFEOP. Santa Fe and SFEOP may also have gas released from the Gas Contract if the Company's financial condition changes materially and adversely and the Company does not provide financial assurance (such as letters of credit) acceptable to Santa Fe and SFEOP for the value of such gas. In addition, Santa Fe and SFEOP have the right to limit, curtail or shut-in dedicated production for any reason.

         Prior to December 14, 1993, the effective date of the Gas Contract, the Company and certain of its subsidiaries purchased natural gas from Santa Fe and certain of its subsidiaries, including SFEOP and AGPC. For 1993, purchases from Santa Fe totalled approximately $36.9 million, which amount includes approximately $9.7 million from AGPC. The Gas Contract replaces and supersedes all prior gas purchase agreements between certain of the Company's subsidiaries and Santa Fe and certain of its subsidiaries.

         Mr. Payne is a director and executive officer of Santa Fe, and Mr. Rosinski is an executive officer of Santa Fe.

CERTAIN PAYMENTS MADE IN CONNECTION WITH THE MERGER

         Prior to the consummation of the Merger, the Company and Mr. Adcock (who was then President and Chief Executive Officer of the Company) entered into an amendment to Mr. Adcock's employment agreement with the Company pursuant to which Mr. Adcock (i) resigned as an officer, but not as a director, of the Company effective as of December 15, 1993, (ii) agreed to remain as an employee of the Company until December 31, 1993 and (iii) agreed that the severance payment of approximately $682,000 that became payable to him pursuant to his employment agreement as a result of the Merger and such resignation will be payable in 72 equal semi-monthly installments (provided that any unpaid installments will become immediately due and payable in a lump sum if Mr. Adcock ceases to be a member of the Board of Directors for any reason other than his resignation or removal for cause).
Such amendment also provided for the extension of Mr. Adcock's stock option agreement to the fifth anniversary of the Merger. See "Management Compensation."

         In addition, the Company paid Mr. Adcock a cash bonus of $35,000 upon consummation of the Merger in recognition of his efforts on behalf of the Company since 1991 and certain voluntary salary reductions taken by Mr. Adcock. See "Management Compensation."

         Mr. Adcock is a director of the Company.

DIAMOND, STUART & TIMMONS

         Until December 17, 1993, Jeanette C. Timmons served as Secretary of the Company. Until February 1, 1994, Ms. Timmons was a partner in the law firm of Diamond, Stuart & Timmons, which provided legal services to the Company. Prior to Mr. Adcock's election in March 1990 as President and Chief Operating Officer of the Company, Mr. Adcock was also a partner in this law firm. Legal fees and expenses incurred during 1993 and paid, as of December 31, 1993, to Diamond, Stuart & Timmons by the Company on behalf of the Company and its subsidiaries were approximately $87,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Since December 17, 1994, the Compensation Committee of the Board of Directors has consisted of Messrs. Bitzer, Payne and Thompson. As noted above, Mr. Payne is a director and executive officer of Santa Fe. See "-- The Merger" and "-- Gas Contract" above for information concerning certain transactions between the Company and Santa Fe.


                               EXECUTIVE OFFICERS

         The following sets forth certain information regarding the business experience of the Company's executive officers.

         J. E. "BUCK" CANNON was elected to the office of Chairman of the Board of the Company on March 21, 1994. See "Members of Board of Directors Continuing in Office - Class III."

         GREG G. JENKINS serves as President of the Company, a position he has held since December 17, 1993, and Chief Executive Officer of the Company, a position he has held since March 21, 1994. Mr. Jenkins became employed by the Company on October 1, 1993 and served as Chief Operating Officer of the Company from December 17, 1993 until he was elected as Chief Executive Officer. See "Members of the Board of Directors Continuing in Office - Class II."

         ROBERT P. CAPPS serves as Executive Vice President, Chief Financial Officer and Treasurer of the Company, positions he has held since January 1993, June 1991 and June 1990, respectively. Mr. Capps also served as Senior Vice President, Finance of the Company from June 1990 to January 1993, after serving as Vice President and Controller (from June 1988 to June 1990).

         MARTHA A. BURGER was elected Vice President -- Controller in January 1993. Ms. Burger has been employed by the Company since February 1989 as Assistant Treasurer.

                            MANAGEMENT COMPENSATION

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table sets forth all compensation paid by the Company for the year ended December 31, 1993 (i) to the Company's former Chief Executive Officer, (ii) to the Company's current Chief Executive Officer, and (iii) to the Company's executive officers whose total annual salary and bonus for 1993 exceeded $100,000.


                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     ------------
   NAME OF INDIVIDUAL                           ANNUAL COMPENSATION                   SECURITIES        ALL OTHER
         AND                              ---------------------------------------     UNDERLYING       COMPENSATION
   PRINCIPAL POSITIONS                    YEAR  SALARY($)    BONUS($)    OTHER($)     OPTIONS(#)           ($)
   -------------------                    ----  ---------    --------    --------    ------------      ------------
  J. Michael Adcock                      1993     255,000     35,000 (1)     --           --              9,419 (2)
  Former President and Chief             1992     275,000        685        306      400,000 (3)         10,395 (2)
      Executive Officer, Director        1991     312,397         --         --       15,000 (4)            --

  Greg G. Jenkins (5)                    1993      42,500         --         --           --                --
  President, Chief Executive             1992          --         --         --           --                --
      Officer and Director               1991          --         --         --           --                --

  Robert P. Capps                        1993     163,500     35,000 (1)     --           --              8,584 (2)
  Executive Vice President, Chief        1992     156,000        685        198      400,000 (3)          8,338 (2)
      Financial Officer and              1991     156,000         --         --       15,000 (4)            --
      Treasurer

  Robert L. Laughman (6)                 1993     131,193         --         --           --            188,001 (7)
  Executive Vice President -             1992     157,500        625        198      400,000 (3)          8,859 (2)
      Natural Gas Operations             1991     157,500     25,000         --           --                --

  C. Jeff Goodell (8)                    1993     154,791         --         --           --              8,513 (2)
  Executive Vice President -             1992     147,420        625        864      400,000 (3)          8,114 (2)
      Natural Gas Liquids Operations     1991     147,420         --         --           --                --

____________________

(1) In connection with the Merger, the Company paid to each of Messrs. Adcock and Capps a cash bonus of $35,000 in recognition of their efforts on behalf of the Company since 1991 and, in the case of Mr. Adcock, his prior voluntary salary reductions. Mr. Adcock elected to defer receipt of the bonus until 1994. Mr. Adcock resigned as President and Chief Executive Officer of the Company effective December 15, 1993 and as an employee of the Company effective December 31, 1993.
(2)      Includes matching contributions to the 401(k) Plan.
(3) Pursuant to the approximate one-for-15 reverse stock split, the number of shares subject to option was reduced to 26,667 from 400,000.
(4) Pursuant to the Company's financial reorganization in 1992, these options were cancelled effective December 16, 1992.
(5) Mr. Jenkins became employed by the Company on October 1, 1993 and was elected President and Chief Operating Officer of the Company effective December 17, 1993. As of March 21, 1994, Mr. Jenkins was named Chief Executive Officer of the Company.
(6)      Mr. Laughman resigned from the Company effective September 1, 1993.

(7) Includes (i) a $115,000 severance payment, (ii) $37,396 loan balance which was forgiven at the time of Mr. Laughman's resignation, (iii) $24,168 in accrued vacation pay and (iv) $11,437 of matching contributions to the 401(k) Plan.
(8) Mr. Goodell resigned from the office of Executive Vice President - Natural Gas Liquids of the Company effective December 17, 1993. He currently serves as Chief Operating Officer of a subsidiary of the Company.

         Option Grants. No stock options were granted during 1993 to any of the executive officers named in the Summary Compensation Table set forth above.

         Options Exercised. No stock options were exercised during 1993 by any of the executive officers named in the Summary Compensation Table set forth above.

         Employment Contracts. During 1990, the Company, or its subsidiaries, entered into employment agreements with Messrs. Adcock, Capps, Laughman and Goodell (the "Employment Agreements"). In December 1993, Mr. Adcock's Employment Agreement was amended as described below, and, in March 1994, Mr. Capps' Employment Agreement was amended and restate as described below. The Employment Agreements with Messrs. Laughman and Goodell expired in April 1993. The Employment Agreements provide, or provided, for (i) a term of employment of five years in the case of Messrs. Adcock and Capps and three years in the case of Messrs. Laughman and Goodell, and (ii) severance payments equivalent to either (a) a multiple of the employee's highest base salary during the term of his Employment Agreement upon termination of employment by the Company without "cause" (as defined in such Employment Agreement) or by the employee for "good reason" (as defined in such Employment Agreement), such multiple being 1.5 with respect to Mr. Adcock, 1.0 with respect to Mr. Capps, and .5 with respect to Messrs. Laughman and Goodell, or (b) a multiple of the employee's highest base salary and annual bonus (2.0 in the cases of Messrs. Adcock and Capps and 1.5 in the cases of Messrs. Laughman and Goodell) in the event termination occurs for any reason within one year after a "change of control" (as defined in such Employment Agreement), limited, however, so that such payment will not result in the imposition of an excise tax on so-called "golden parachute payments" under section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). Total cash compensation paid during 1993 under the Employment Agreements is included in the Summary Compensation Table set forth above. During 1991, Mr. Adcock twice effected voluntary reductions of his base salary, such that his base annual salary decreased from $325,000 to $275,000; in January 1993, Mr. Adcock effected a further voluntary reduction in his base salary to $255,000.

         Mr. Laughman resigned from the Company effective September 1, 1993. In connection with his resignation, Mr. Laughman received a severance payment of $115,000, as reflected in the Summary Compensation Table set forth above.

         The consummation of the Merger resulted in a "change in control" as defined in the Employment Agreements. Prior to the consummation of the Merger, the Company and Mr. Adcock entered into an amendment to Mr. Adcock's Employment Agreement pursuant to which Mr. Adcock (i) resigned as an officer, but not as a director, of the Company effective as of December 15, 1993, (ii) agreed to remain as an employee of the Company until December 31, 1993 and (iii) agreed that the severance payment of approximately $682,000 that became payable to him pursuant to his Employment Agreement as a result of the Merger and such resignation will be payable in 72 equal semi-monthly installments (provided that any unpaid installments will become immediately due and payable in a lump sum if Mr. Adcock ceases to be a member of the Board of Directors for any reason other than his resignation or removal for cause). Such amendment also provides for the extension of Mr. Adcock's stock option agreement to the fifth anniversary of the Merger.

         Pursuant to his Employment Agreement, Mr. Capps would have been entitled to a severance payment of approximately $409,000 if his employment with the Company were terminated within one year after the Merger. Mr. Capps has waived such payment pursuant to his amended and restated employment agreement referred to above. In March 1994, the Company also entered into an employment agreement with Mr. Jenkins. These new agreements (together, the "New Employment Agreements") provide (i) for a term of employment of two years, renewable automatically for successive one-year periods unless either party gives notice to the other that no such renewal shall occur, and (ii) a severance payment equivalent to two times the total of
(a) the amount of the employee's highest annual base salary plus (b) the amount of the employee's highest annual bonus during the term of the New Employment Agreement if the employee's employment is terminated by the Company in breach of such agreement or by the employee under specified circumstances, and (iii) that each agreement covering an award pursuant to the Equity Incentive Plan will provide that all stock options will become exercisable, and all restrictions on all restricted stock awards will lapse, immediately upon the occurrence of the events described in the preceding clause (ii). Any payments made pursuant to the New Employment Agreements are limited so that such payment will not result in the imposition of an excise tax on so-called "golden parachute payments" under Section 280G(b)(2) of the Code.

         Compensation of Directors. During 1993, nonemployee directors received an annual fee of $20,000 each, payable in four equal quarterly installments, plus $1,000 for each Board of Directors' meeting attended in person. Directors who were also full-time employees of the Company received a fee of $100 for each Board of Directors' meeting attended, but received no other remuneration for services as members of the Board of Directors. In addition, during 1993, Mr. Wilson, a former director of the Company who resigned effective December 14, 1993, received a payment in the amount of $5,000 related to his services in interviewing, retaining and supervising investment bankers in connection with the Merger.

         Additionally, nonemployee directors receive automatic, non-discretionary grants of options to purchase shares of Common Stock pursuant to the Equity Incentive Plan. Pursuant to such plan, at the time of their appointment as directors, each of Messrs. Thompson, Payne, Rosinski, Haasbeek and Bitzer received an automatic grant of options to purchase 6,667 shares of Common Stock at an exercise price of $2.34 per share as adjusted to reflect the one-for-15 reverse stock split of the Common Stock effected by the Merger (the "Reverse Stock Split"). Mr. Bitzer immediately forfeited such options and waived all future grants of awards under such plan (in accordance with the internal policies of Prudential, his employer).

         In connection with the resignations of Messrs. Hadler, Wilks and Wilson as directors of the Company, the Company awarded each such resigning director a special one-time grant of an option to purchase 6,667 shares of Common Stock at an exercise price of $2.38 per share in recognition of the many years of service of such persons as directors of the Company. Said options and exercise price have been adjusted to reflect the Reverse Stock Split.


                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION


         The Board of Directors has delegated to the Compensation Committee responsibility for reviewing officers' compensation and administering the Company's incentive compensation plans. The Compensation Committee also administers the Equity Incentive Plan. All decisions of the Compensation Committee relating to the compensation of the Company's executive officers (other than grants of awards under the Equity Incentive Plan) are approved and ratified by the Board of Directors.

COMPENSATION ELEMENTS FOR 1993

         The Company's overall compensation program is designed to enhance corporate performance and stockholder value by aligning the financial interests of the executive officers with those of its stockholders. For 1993 and for some period of time prior to 1993, the compensation of the Company's executive officers consisted primarily of: (1) base salary, adjusted from the prior year;
(2) discretionary bonuses based upon individual performance; and (3) discretionary stock option grants under the Equity Incentive Plan.

         Base Salary. In determining executive officers' base salary levels, the Company strives to maintain levels that are competitive with those of comparable companies. Each officer's experience and anticipated contribution to the Company's profitability also are considered when establishing a base salary. The salary levels of certain executive officers were increased slightly for 1993, following two years with no increase for the majority of the officers.

         During 1993, the Company analyzed a comparison of all employees' salaries with those salaries paid by comparable companies. The Company's analysis was based on a survey prepared by Hay and Associates. The Company chose this particular survey because it contained information from companies engaged in lines of business deemed to be most similar to the Company's business. The survey revealed that the Company's salary levels, in general, tended to be below the market. As a result, during 1993 the Company adjusted the salaries of certain key employees for the purpose of retaining qualified and experienced employees.

         Cash Bonuses. No general bonus program was provided for executive officers during 1993. Upon the recommendation of the Board of Directors, bonuses were paid for 1993 to the Company's former Chief Executive Officer and to the Company's Chief Financial Officer based on individual performance. The amounts of the bonuses were based on those individuals' efforts in completing the Company's financial reorganization in 1992, the resolution of certain litigation between the Company and the U.S. Army, the successful negotiation and consummation of the Merger and, in the case of the former Chief Executive Officer, in recognition of voluntary salary reductions in prior years.

         Stock Options. Employees are eligible for participation in the Equity Incentive Plan, which is administered by the Compensation Committee. Under the Equity Incentive Plan, employees, including the executive officers, are granted, from time to time, stock options to purchase shares of Common Stock at a per share exercise price based on the fair market value of the Common Stock on the date of grant.

NEW COMPENSATION PLAN AND COMPENSATION ELEMENTS FOR 1994

         The Compensation Committee recently recommended, and the Board of Directors approved, a new Incentive Compensation Plan ("ICP") for the executive officers and a certain group of key employees. The ICP will be effective beginning with the year ending December 31, 1994. For 1994, the compensation of the Company's executive officers will consist primarily of (1) base salary, adjusted from 1993; (2) discretionary bonuses based on the ICP; and (3) discretionary stock option grants and restricted stock awards under the Amended Equity Incentive Plan (if approved by stockholders of the Company).

         ICP Elements. Bonus awards granted under the ICP will range from 10% to 60% of base pay. A maximum bonus amount is set for each participant by the Compensation Committee, upon recommendations from management, at the beginning of each year. The actual amount of the bonus for each participant is based upon the attainment of annual Company growth targets in the following areas, with each being weighted 25%: (i) natural gas marketing margins; (ii) natural gas marketing volumes; (iii) consolidated cash flow, defined as earnings before interest, taxes, depreciation and amortization; and (iv) stock price appreciation based on a peer group of companies. The attainment levels for the first three factors described above, and the percentage of the maximum bonus to be awarded of such levels are attained as follows:

                                                           Percentage
             Actual results as                             of maximum
             compared to goals                            bonus earned
             -----------------                            ------------
             Less than 90%                                       0
                       90%                                      50%
                      100%                                      75%
                      110%                                     100%

Stock appreciation will be on a basis of zero for performance within the bottom one-third of the peer group, 50% for performance within the middle one-third of the peer group and 100% for performance within the top one-third of the peer group. One-half of each bonus will paid in cash and one-half will be paid through the issuance of a number of shares of the Company's Common Stock having a fair market value (determined as of the date the bonus is awarded) equal to one-half of the total bonus amount. The ICP Plan provides that such shares may not be transferred (otherwise than by will or the laws of descent) or distributed for a period of six months after the date the bonus is awarded.

CEO COMPENSATION

         Mr. Adcock served as the Company's Chief Executive Officer from September 1992 until his resignation effective December 15, 1993. The Company and Mr. Adcock entered into an Employment Agreement during 1990. Pursuant to the Employment Agreement, Mr. Adcock's annual base salary was $325,000. Subsequently, Mr. Adcock voluntarily reduced his salary such that for 1992 his base salary was $275,000. Effective January 1, 1993, Mr. Adcock voluntarily reduced his annual base salary to $255,000. The annual base salary set forth in the Employment Agreement was based on subjective factors designed to align the Chief Executive Officer's salary with the market and to reflect his position and responsibility.

         Because of Mr. Adcock's dedication to and performance on behalf of the Company, including his role in the Company's financial reorganization in 1992 and in negotiating and consummating the Merger, and his voluntary salary reductions, the Board of Directors voted to award a cash bonus of $35,000 to Mr. Adcock upon the completion of the Merger. Mr. Adcock elected to defer the payment of such bonus to 1994.

         In March 1994, the Company and Mr. Jenkins, who was named as the Company's Chief Executive Officer effective March 21, 1994, entered into an Employment Agreement. The Employment Agreement is discussed in "Management Compensation -- Employment Contracts."

SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE")

         The Compensation Committee has reviewed the implications of Section 162(m) of the Code, effective for taxable years beginning on or after January 1, 1994, which generally disallows a tax deduction to public companies for compensation over $1 million paid in any taxable year to the Company's chief executive officer and four other most highly compensated executive officers, as reported in the Company's proxy statement. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. One of such requirements is that certain determinations regarding the performance-based compensation be made by a committee of outside directors. The Equity Incentive Plan includes certain provisions designed to assist awards granted under such plan to qualify for the performance-based compensation exception. Under regulations recently proposed by the Internal Revenue Service, however, certain members of the Compensation Committee may not constitute "outside directors" as defined in such proposed regulations. Such regulations have not yet become final. If such regulations are adopted, awards granted under this Plan would not be eligible for the performance-based compensation exception. The Compensation Committee believes that it is unlikely that compensation in excess of $1 million will be paid to any individual in any taxable year in the near future.

                                          COMPENSATION COMMITTEE

                                          JAMES L. PAYNE, CHAIRMAN
                                          B. M. THOMPSON
                                          JAMES A. BITZER


                     COMPARISON OF TOTAL STOCKHOLDER RETURN

         The following graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock with the Standard & Poor's 400 Stock Index and a peer group of five natural gas marketing companies for the period from January 1, 1989 through December 31, 1993, assuming the reinvestment of all dividends.

                              PERFORMANCE GRAPH

                                                                PEER GROUP
                                       S&P 400       HADSON    COMPOSITE(1)
                                       -------       ------    ------------
January 1, 1989   ...................   100.00       100.00       100.00
December 31, 1989 ...................   121.78        75.00       160.79
December 31, 1990 ...................   116.27        35.71       154.70
December 31, 1991 ...................   144.68        19.64       177.35
December 31, 1992 ...................   154.75         6.25       243.71
December 31, 1993 ...................   163.03         5.00       390.99

(1) This group of companies currently includes American Oil and Gas Corporation, Associated Natural Gas Corporation, Eastex Energy, Inc., KCS Energy, Inc. and Tejas Gas Corporation.


             PROPOSAL TO APPROVE THE AMENDED EQUITY INCENTIVE PLAN
                           (ITEM 2 ON THE PROXY CARD)

GENERAL

         The Hadson Corporation 1992 Equity Incentive Plan was adopted by the Company to attract and retain quality employees and directors for the Company and its subsidiaries. This plan was approved pursuant to the Company's 1992 voluntary reorganization proceeding under Chapter 11 of the United States Bankruptcy Code upon confirmation by the bankruptcy court of the Company's plan of reorganization, and became effective on December 16, 1992. On December 14, 1993, the Company's stockholders approved an amendment and restatement of this plan adopted by the Board of Directors as of November 5, 1993, the primary purpose of which was to increase the number of shares available for issuance under the plan from 300,000 to 633,365 (in each case as adjusted to reflect the Reverse Stock Split). The Equity Incentive Plan provides for the grant of awards only in the form of options to purchase shares of Common Stock.

         On March 9, 1994, the Board of Directors approved the Amended Equity Incentive Plan, subject to stockholder approval, which, among other things, (i) increases the maximum number of shares of Common Stock issuable pursuant to awards granted under the plan from 633,365 to 3,900,000, (ii) increases the maximum number of shares issuable pursuant to awards granted to nonemployee directors under the plan from 500,000 (as adjusted to reflect the Reverse Stock Split) to 1,000,000, (iii) increases the maximum number of shares subject to awards granted each year to any one individual under the plan from 66,670 (as adjusted to reflect the Reverse Stock Split) to 500,000 and (iv) provides for the granting of awards of restricted stock, in each case as described further below.

         The following is a summary of the Equity Incentive Plan and the proposed amendments thereto to be effected pursuant to the Amended Equity Incentive Plan. Except as otherwise indicated, the provisions of the Amended Equity Incentive Plan are the same as the provisions of the Equity Incentive Plan. The description of the Amended Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the form of the Amended Equity Incentive Plan set forth in Appendix I to this Proxy Statement.

DESCRIPTION OF THE EQUITY INCENTIVE PLAN

         General. The Equity Incentive Plan provides for the grant of options to purchase shares of Common Stock. Options granted under the Equity Incentive Plan may be either (i) options intended to qualify as "incentive stock options" under section 422 of the Code or (ii) "nonstatutory stock options" that are not intended to qualify as incentive stock options under the Code. As of December 31, 1993, options to purchase a total of 218,533 shares of Common Stock were outstanding (of which 156,244 shares were vested) and 414,832 shares of Common Stock remained reserved and available for issuance under the Equity Incentive Plan.

         Eligibility. Any employee or director of the Company or of any parent or subsidiary of the Company is eligible to receive awards under the Equity Incentive Plan, provided that incentive stock options may only be granted to employees (including any officer or director who is an employee) of the Company or of any such parent or subsidiary. At December 31, 1993, approximately 198 persons (including nonemployee directors) were eligible to participate in the Equity Incentive Plan.

         Shares Subject to the Equity Incentive Plan. The maximum aggregate number of shares which may be issued pursuant to the exercise of options granted under the Equity Incentive Plan is 633,365, subject to adjustment under certain circumstances, including stock dividends, stock splits, reverse stock splits, reorganizations and recapitalizations. If the Amended Equity Incentive Plan is approved, the number of shares issuable pursuant to awards granted under the Plan (whether stock options or restricted stock awards) will be increased to 3,900,000, subject to adjustment as described above. If, for any reason, any outstanding option under the Equity Incentive Plan expires or is terminated before exercise or is forfeited, the shares of Common Stock allocable to the unexercised portion of the option grant shall again become available for issuance under the Equity Incentive Plan. The Amended Equity Incentive Plan provides that, if any portion of a restricted stock grant is forfeited, the shares of Common Stock allocable to the forfeited portion of the restricted stock grant shall again become available for issuance under the Amended Equity Incentive Plan.

         Administration. The Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors. Under the terms of the Equity Incentive Plan, the members of the Compensation Committee are required to be (i) "disinterested" within the meaning of Rule 16b-3 ("Rule 16b-3") under the Exchange Act and (ii) "outside directors" within the meaning of
Section 162(m) of the Code ("Section 162(m)"). Under regulations proposed by the Internal Revenue Service in December 1993 (the "Proposed Regulations"), an "outside director" is defined as a person who (i) is not a current or former employee or executive officer of a corporation (including any entity included in any affiliated group of corporations within the meaning of Section 1504 of the Code) and (ii) does not receive remuneration, directly or indirectly, in any capacity other than as a director. Under the Proposed Regulations, indirect remuneration would include any payments made to an entity in which the director has a beneficial ownership interest of more than 50%, as well as payments in excess of specified amounts made to an entity by which the director is employed or in which the director has a beneficial ownership interest of at least 5% but not more than 50%. Thus, a given person might qualify as a "disinterested director" but not as an "outside director" within the meaning of the Proposed Regulations. Certain members of the Compensation Committee may not constitute outside directors as so defined. Accordingly, in order to ensure that the plan will be administered in accordance with Rule 16b-3, the Amended Equity Incentive Plan will remove the requirement that the Compensation Committee members be "outside directors." Subject to the provisions of the Equity Incentive Plan governing participation by nonemployee directors, the Compensation Committee determines the eligible persons to whom awards will be granted, the terms of such awards and the number of shares subject to such awards.

         The Equity Incentive Plan also provides that the maximum number of shares of Common Stock with respect to which options may be granted to any participant during any calendar year shall not exceed 66,670, as adjusted for the Reverse Stock Split. If approved, the Amended Equity Plan will provide that the maximum number of shares of Common Stock with respect to which options and restricted stock awards may be granted to any participant during any calendar year shall not exceed 500,000.

         Terms and Conditions of Options. Options granted under the Equity Incentive Plan may have a maximum term of 10 years (five years in the case of an incentive stock option granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company). The per-share exercise price of options is the fair market value of the Common Stock (110% of such fair market value in the case of an incentive stock option granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company) on the date of the grant. To the extent required by the Code, the aggregate fair market value (determined as of the date of grant) of stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and any parent or subsidiary of the Company) may not exceed $100,000. Options are not transferable except upon death, and can be exercised during the optionee's lifetime only by the optionee or his or her guardian or legal representative. The Compensation Committee shall determine the effect on an option granted to a person, other than a nonemployee director, of such person's disability, death, retirement or other termination of employment.

         Subject to certain limitations, and except with respect to options held by nonemployee directors, the Compensation Committee may amend, modify or terminate outstanding options, including substituting therefor another option of the same or a different type and changing the date of exercise or vesting. Each option may have additional terms and conditions consistent with the Equity Incentive Plan, as determined by the Compensation Committee.

         Terms and Conditions of Restricted Stock Grants. As noted above, the Amended Equity Incentive Plan provides for awards of shares of Common Stock, subject to restrictions. Common Stock subject to restrictions awarded pursuant to the Amended Equity Incentive Plan is referred to as "Restricted Stock." Subject to the provisions of the Amended Equity Incentive Plan governing participation by nonemployee directors, the Compensation Committee determines the number of shares of Restricted Stock that are subject to a grant and the restrictions on such shares, which may include, among other things, transfer restrictions, restrictions on the right to vote the shares and restrictions on the right to receive dividends on the shares. The Compensation Committee may, but is not required to, award Restricted Stock grants based upon the attainment of "performance goals," as defined in Section 162(m). Upon issuance, each certificate evidencing shares of Restricted Stock is required to be deposited with the Company, together with a stock power executed in blank, until all restrictions on the shares have lapsed. Prior to the lapse of all restrictions, shares of Restricted Stock are not transferable except upon death. The Compensation Committee shall determine the effect on a Restricted Stock award granted to a person, other than a nonemployee director, of such person's disability, death, retirement or other termination of employment.

         Subject to certain limitations, and except with respect to Restricted Stock held by nonemployee directors, the Compensation Committee may amend, modify or terminate any outstanding grant of Restricted Stock, including substituting therefor another Restricted Stock grant of the same or a different type and changing the time or times at which any restrictions shall lapse.
Each grant of Restricted Stock may have additional terms and conditions consistent with the Amended Equity Incentive Plan, as determined by the Compensation Committee.

         Accelerating Events. Unless otherwise provided in the grant, options granted to executive officers and directors of the Company will become immediately vested and exercisable in full (and, if the Amended Equity Incentive Plan is approved, all restrictions on all shares of Restricted Stock will immediately lapse) upon the occurrence of any of the following events: (i) delivery of written notice of a meeting of the Company's stockholders to consider a merger, sale of substantially all of the assets or similar reorganization of the Company; (ii) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) by any person (other than the Company or Prudential or any of its affiliates) of securities representing 25% or more of the total number of votes that may be cast for the election of the Company's directors; (iii) commencement of a tender offer for stock of the Company; or (iv) subject to certain exceptions, failure of any person nominated by the Company to be elected to the Board of Directors at any annual or special meeting involving an election contest. In addition, if a change of control occurs, the Compensation Committee may in its discretion take one or more of the following actions with respect to optionees (or, if applicable, holders of Restricted Stock) other than nonemployee directors: (i) provide for the acceleration of any time period relating to the exercise or vesting of an option (or the lapse of restrictions on shares of Restricted Stock); (ii) provide for the purchase of an option upon the optionee's request for an amount of cash or other property that could have been received upon the exercise of the option had the option been currently exercisable; (iii) cause the option (or grant of Restricted Stock) to be assumed, or new rights substituted therefor, by another entity; or (iv) adjust the terms of an option (or grant of Restricted Stock) as may be determined by the Compensation Committee or make such other provision as the Compensation Committee may consider equitable.

         Grants to Nonemployee Directors. The maximum aggregate number of shares of Common Stock that may be issued pursuant to options granted to nonemployee directors under the Equity Incentive Plan is 66,670. Pursuant to the terms of the Equity Incentive Plan, on December 16, 1992, each nonemployee director then in office was automatically granted an option to purchase 50,000 shares of Common Stock at an exercise price of $.23 per share, the fair market value of the Common Stock on such date. The number of shares subject to unexercised options and the exercise price of such shares were adjusted in connection with the Reverse Stock Split. Thereafter, upon the initial election or appointment of a person who is not an employee of the Company or any parent or subsidiary of the Company as a director of the Company, such person will automatically be granted an option to purchase 6,667 shares of Common Stock.
In addition, on the date of each annual stockholders' meeting, each nonemployee director who is re-elected to the Board of Directors shall automatically be granted an option to purchase an additional 666 shares of Common Stock. The exercise price of each option granted to nonemployee directors is equal to the fair market value of the Common Stock on the grant date. The term of each option granted to a nonemployee director is 10 years, subject to termination or extension in accordance with the Equity Incentive Plan, and each such option is exercisable in full for the period commencing on the date of the grant and continuing until three years after a person ceases to be a director for any reason other than for cause. A nonemployee director shall be considered to have been dismissed "for cause" in the event he or she is dismissed on account of any act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any subsidiary of the Company. In the event a nonemployee director ceases to be a director for cause, options then held by such person will terminate immediately. The automatic grants are structured so that the recipients may qualify as disinterested administrators of the Equity Incentive Plan under Rule 16b-3.

         If approved, the Amended Equity Incentive Plan will increase from 500,000 to 1 million the maximum aggregate number of shares that may be issued to nonemployee directors pursuant to options and Restricted Stock awards. The Amended Equity Incentive Plan provides for an annual grant of Restricted Stock to each nonemployee director in an amount equal to 50% of the annual retainer fee payable for such person's services as a director in lieu of such portion of the director's annual retainer fee. The amount of the annual retainer fee to be paid to each nonemployee director for 1994 will total $20,000. Grants will be made on the date of each annual meeting of stockholders of the Company, beginning with the Annual Meeting to which this Proxy Statement relates. The total number of shares of Restricted Stock to be awarded pursuant to each grant shall be determined by dividing the portion of the director's fee to be paid in the form of the grant by the fair market value of one share of Common Stock on the date of the award. Restricted Stock granted to nonemployee directors may not be sold, assigned, pledged, hypothecated or otherwise disposed of until at least six months and one day after the date of grant, but will confer on the grantee voting, dividend, liquidation and other rights of a holder of Common Stock. In the event a nonemployee director ceases to be a director for cause within six months after a grant of Restricted Stock, the director shall forfeit all Restricted Stock subject to such grant.

         Each of Messrs. Adcock, Bitzer, Haasbeek, Payne, Rosinski and Thompson is a nonemployee director within the meaning of the Equity Incentive Plan. If the Amended Equity Incentive Plan is approved, each of such persons will automatically be granted, on the date of the Annual Meeting, a number of shares of Restricted Stock having a fair market value, determined as of such date, equal to $10,000 (one-half of the annual retainer payable to each such person for the year commencing on the date of the Annual Meeting). If Messrs. Bitzer, Haasbeek and Rosinski are re-elected as directors of the Company at the Annual Meeting, each such person will automatically be granted, on the date of the Annual Meeting, an option to purchase 666 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on such date, whether or not the amended Equity Incentive Plan is approved.

         Termination or Amendment. The Equity Incentive Plan provides that the Board of Directors may at any time terminate, suspend or amend the Equity Incentive Plan, provided that no amendment shall be made to the Equity Incentive Plan without stockholder approval if such approval is necessary to comply with Rule 16b-3 the Code or other applicable laws or regulations. Certain provisions relating solely to nonemployee directors may not be amended more than once every six months other than to comport with changes in the Code or the rules thereunder. Unless sooner terminated by the Board of Directors, the Equity Incentive Plan will expire on December 16, 2002.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Non-Qualified Stock Options. As a general rule, no federal income tax is imposed on an optionee upon the grant of a non-qualified stock option such as those under the Equity Incentive Plan, and the Company is not entitled to a tax deduction by reason of such a grant. Instead, an optionee is taxed upon the exercise of the option, at ordinary income rates, on the excess of the fair market value of the shares acquired (determined as of the date of exercise) over the exercise price. Upon a subsequent disposition of the shares received upon exercise of a non-qualified stock option, the difference between the amount realized on the disposition and the basis of the stock (exercise price plus any compensation income recognized) should qualify as long-term or short-term capital gain, depending on whether the stock was held for more than one year prior to disposition. If the stock received upon exercise of the option is nontransferable and subject to a substantial risk of forfeiture, the optionee will generally not be taxed upon the exercise of the option, but will be taxed at ordinary income rates at the time the stock becomes transferable or the risk of forfeiture lapses, unless the optionee elects under Section 83(b) of the Code to be taxed at the time the option is exercised by filing an election under Section 83(b) of the Code within 30 days of such exercise. If such an election is made, the optionee will be taxed at ordinary income rates on the difference between the exercise price and the fair market value of the stock at the time of exercise. Any subsequent appreciation or depreciation in the value of the stock would be subject to short-term or long-term capital gains treatment upon the disposition of the stock. The Company will generally be entitled to a tax deduction for the same taxable year and in the same amount as any compensation is included in the optionee's income.

         Incentive Stock Options. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on an optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "Holding Periods"), and the Company is not entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. However, the excess of the fair market value of the purchased shares over the exercise price is an item of tax preference to the optionee in the year of exercise for purposes of the alternative minimum tax. Upon disposition of the stock after the Holding Periods, the difference between the amount realized and the exercise price should constitute long-term capital gain or loss.

         If an optionee disposes of shares acquired pursuant to the exercise of an incentive stock option prior to the end of the Holding Periods, the disposition will be treated as a disqualifying disposition. The optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price and any amount realized in excess of the fair market value of the shares at the time of exercise will be treated as short-term or long-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee.

         Restricted Stock. A grantee of shares of Restricted Stock will be taxed, at ordinary income rates, at such time as a transfer of the shares would no longer subject the grantee to liability under Section 16(b) of the Exchange Act and the shares are otherwise transferable or not subject to a substantial risk of forfeiture, whichever occurs first. The amount of compensation subject to tax will be the fair market value of the shares at such time. Any appreciation or depreciation in the value of the stock subsequent to the time the value of the stock is included in the grantee's income will be subject to short-term or long-term capital gains treatment upon disposition of the stock. However, a grantee may elect to be taxed at the time of receipt of the shares by filing an election under Section 83(b) of the Code within 30 days of receipt of the shares. The Company will generally be entitled to a deduction for the same taxable year and in the same amount as any compensation is included in the grantee's income.

         Section 162(m). Under Section 162(m), as enacted by the Omnibus Budget Reconciliation Act of 1993 for tax years beginning on or after January 1, 1994, publicly held corporations cannot deduct compensation payments made to certain employees for federal income tax purposes to the extent the employee's compensation in any taxable year exceeds $1 million. The employees covered by this provision include the chief executive officer of the subject corporation and the four other highest compensated officers for the taxable year. In the case of stock options and grants of restricted stock, the $1 million deduction limitation does not apply to the extent such compensation is based on performance goals if (i) the performance goals are established by a compensation committee of the board of directors of the subject corporation which is comprised solely of two or more outside directors and (ii) the material terms under which the compensation is payable (including the performance goals) are disclosed to the stockholders of the corporation and approved by a majority vote of the stockholders before the compensation is paid. The provisions of the Equity Incentive Plan (i) limiting the number of shares of Common Stock with respect to which awards may be granted to any participant during any calendar year and (ii) setting the option price per share of Common Stock purchasable under an option at 100% of the fair market value of the Common Stock on the date of the award (110% in the case of an incentive stock option granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company) have been included to assist in qualifying options granted under the Equity Incentive Plan for the performance-based exception described above. However, as indicated above, awards to be granted under the Equity Incentive Plan will not so qualify until such time as the Compensation Committee that grants such awards is composed solely of outside directors within the meaning of the Proposed Regulations.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED EQUITY INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE SO VOTED AS DIRECTED IN THE FORM OF PROXY OR, IF NO DIRECTION IS INDICATED, FOR THE APPROVAL OF THIS PROPOSAL. FOR APPROVAL, THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY PRESENT AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE. SEE "VOTING INFORMATION."

          PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                           (ITEM 3 ON THE PROXY CARD)

         The Board of Directors proposes that Article 4 of the Company's Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 35,000,000 to 50,000,000.

         The Board of Directors believes that an increase in the number of authorized shares of Common Stock to 50,000,000 is desirable in order that a sufficient number of shares will be available for issuance from time to time for such corporate purposes as may be authorized by the Board of Directors. These corporate purposes might include, among other things, the raising of additional capital funds through public or private offerings, the acquisition by the Company of other companies or assets, the issuance of stock under the Company's various employee stock plans, and the declaration of stock splits or stock dividends. Such additional authorized shares of Common Stock would be available for issuance as authorized from time to time by the Board of Directors without a vote of stockholders except as required by applicable law, rules and regulations.

         The Company has no specific plans or commitments for the issuance of the additional shares of Common Stock proposed to be authorized other than pursuant to awards granted or to be granted under stock plans maintained by the Company for the benefit of its directors, officers and other employees.

         The Board of Directors does not believe that an increase in the number of authorized shares of Common Stock will have a significant impact on any attempt to gain control of the Company. However, it is possible that the availability of authorized but unissued shares of Common Stock could discourage third parties from attempting to gain such control since the Board of Directors could authorize the issuance of such shares, or rights with respect to such shares, in a private placement or to existing stockholders in a manner which could dilute the voting power of a person attempting to gain control of the Company and increase the cost of acquiring such control.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED AS DIRECTED IN THE FORM OF PROXY OR, IF NO DIRECTION IS INDICATED, FOR THE APPROVAL OF THIS PROPOSAL. FOR APPROVAL, THIS PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE. SEE "VOTING INFORMATION."


                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

         The management of the Company does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

         The Audit Committee of the Company has selected, and the Board of Directors has approved, Price Waterhouse as independent accountants to examine the consolidated financial statements of the Company for 1994. Price Waterhouse has served the Company in this capacity since August 8, 1989.

         A representative of Price Waterhouse is expected to be present at the Annual Meeting. Such person is not expected to make a statement at the meeting but will have the opportunity to do so if he or she desires and will be available to respond to appropriate questions from stockholders.

         Proposals of a stockholder intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices, together with notice of the intent of the stockholder proponent to appear personally at such annual meeting to present such proposal, not later than December 24, 1994. If not received by such date, a stockholder proposal shall not be considered, pursuant to the rules and regulations promulgated under the Exchange Act, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                        By Order of the Board of Directors



                                        TERRI MCGUIRE WATSON
                                        Secretary


April 22, 1994
Dallas, Texas

         A COPY OF THE COMPANY'S ANNUAL REPORT CONTAINING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993 WAS MAILED TO THE HOLDERS OF COMMON STOCK ON OR ABOUT MARCH 31, 1994. ANY HOLDER OF COMMON STOCK WHO DID NOT RECEIVE THE COMPANY'S ANNUAL REPORT SHOULD MAKE A WRITTEN REQUEST ADDRESSED TO TERRI MCGUIRE WATSON, CORPORATE SECRETARY, HADSON CORPORATION, 2777 STEMMONS FREEWAY, SUITE 700, DALLAS, TEXAS 75207, AND A COPY WILL BE MADE AVAILABLE WITHOUT CHARGE TO THE REQUESTING STOCKHOLDER.

                                                                   APPENDIX I

                 HADSON CORPORATION 1992 EQUITY INCENTIVE PLAN
                 (as amended and restated as of March 9, 1994)

                                   SECTION 1.
                                    PURPOSE

         The purposes of this Hadson Corporation 1992 Equity Incentive Plan (this "Plan") are to attract and retain the best available employees and directors of Hadson Corporation (the "Company") and any Parent or Subsidiary of the Company (each as hereinafter defined), to provide additional incentive to such persons and to promote the success of the business of the Company. This Plan is intended to comply with Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3"), and this Plan shall be construed, interpreted and administered to so comply.

                                   SECTION 2.
                               OTHER DEFINITIONS

         As used in this Plan:

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the Compensation Committee or other committee appointed by the Board, which shall consist of two or more directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(c) under the Exchange Act, or any successor provision.

         "Common Stock" means the Common Stock, $.01 par value, of the Company.

         "Effective Date" means December 16, 1992.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Fair Market Value" means, with respect to the Common Stock and at any date, (i) the reported closing price of such stock on the New York Stock Exchange or other established stock exchange or the NASDAQ National Market System on such date, or if no sale of such stock shall have been made on such an exchange or the NASDAQ National Market System on that date, on the preceding date on which there was such a sale, (ii) if such stock is not then listed on such an exchange or quoted on the NASDAQ National Market System, the average of the closing bid and asked prices per share for such stock in the over-the-counter market as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") on such date, or (iii) if such stock is not then listed on such an exchange or quoted on NASDAQ or the NASDAQ National Market System, an amount determined in good faith by the Committee in its sole discretion.

         "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under this Plan which is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Non-Employee Director" means a director of the Company who is not an employee of the Company or any Parent or Subsidiary of the Company.

         "Non-Qualified Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under this Plan which is not intended to be an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Non-Qualified Stock
Option.

         "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         "Participant" means a person selected by the Committee to receive an award under this Plan and Non-Employee Directors.

         "Restricted Stock" means Common Stock awarded to a Participant subject to restrictions pursuant to this Plan.

         "Restricted Stock Grant" means an award of shares of Restricted Stock.

         "Section 16 Participant" means a Participant subject to Section 16 of the Exchange Act.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                                   SECTION 3.
                                 ADMINISTRATION

         (a) Committee Authority; Delegation. This Plan shall be administered by the Committee. Among other things, the Committee shall have authority, subject to the terms of this Plan (including, without limitation, the provisions governing participation in this Plan by Non-Employee Directors), to grant awards under this Plan and to determine the individuals to whom and the time or times at which awards may be granted, the type(s) of award(s) to be granted to such individuals pursuant to this Plan and the terms and conditions of such awards; provided, however, that the maximum number of shares which may be subject to all Options and Restricted Stock Grants awarded to a Participant during any calendar year may not exceed 500,000 (subject to adjustment pursuant to Section 5(b) hereof). All administrative powers may be delegated by the Committee, except where (i) such powers with respect to the selection of and determination of awards for Section 16 Participants are required to be exercised by the Committee in order to enable this Plan to qualify for the exemption provided by Rule 16b-3 or (ii) such delegation would cause the benefits under this Plan to "covered employees" within the meaning of Section 162(m) of the Code to not qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder.

         (b) Actions of Committee. Subject to the provisions of Section 10(e) hereof, the Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of this Plan as it shall from time to time consider advisable, to interpret the provisions of this Plan and any Option Agreement or Restricted Stock Agreement (each as hereinafter defined), and to decide all disputes arising in connection with this Plan. The Committee's decisions and interpretations shall be final and binding. Any action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

         (c) Indemnification. The Company shall indemnify and hold harmless each director of the Company and each Committee member for any action or determination made in good faith with respect to this Plan or any Option Agreement or Restricted Stock Agreement.

                                   SECTION 4.
                                  ELIGIBILITY

         The following individuals shall be eligible to receive awards pursuant to this Plan as follows:

         (a) Any employee (including any officer or director who is an employee) of the Company or any Parent or Subsidiary of the Company shall be eligible to receive Incentive Stock Options under this Plan. Any employee (including any officer or director who is an employee) of the Company or any Parent, Subsidiary or other affiliate of the Company shall be eligible to receive Non- Qualified Stock Options and Restricted Stock Grants under this Plan. Eligible employees may receive more than one Option or Restricted Stock Grant under this Plan.

         (b) Any Non-Employee Director of the Company shall be eligible to receive Options and Restricted Stock Grants only as set forth in Section 8 hereof.

                                   SECTION 5.
                        STOCK AVAILABLE UNDER THIS PLAN

         (a) Number of Shares Available. Subject to any adjustments made pursuant to Section 5(b) hereof, the aggregate number of shares of Common Stock that may be delivered pursuant to the exercise of all Options granted and pursuant to all Restricted Stock Grants awarded under this Plan shall be 3,900,000, of which no more than 1,000,000 shares may be delivered pursuant to Restricted Stock Grants and the exercise of Options awarded to Non-Employee Directors in accordance with the provisions of Section 8 hereof. If any Option expires or is terminated before exercise or if any portion of any Restricted Stock Grant is forfeited for any reason, the shares of Common Stock which were subject to but were either forfeited to the Company or not delivered under such Option or Restricted Stock Grant, and any other shares of Common Stock that for any other reason are not issued to a Participant, shall again be available for award under this Plan as if no Option or Restricted Stock Grant had been awarded with respect to such shares. Awards under this Plan may be fulfilled with either authorized and unissued shares of Common Stock or issued and reacquired shares of Common Stock.

         (b) Adjustment. In the event of a stock dividend, stock split or combination of shares of Common Stock, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, appropriate and proportionate adjustment shall be made in (i) the number and kind of shares of stock in respect of which Options or Restricted Stock Grants may be awarded under this Plan, (ii) the number and kind of shares of stock or other property subject to outstanding Options and Restricted Stock Grants and (iii) the award, exercise or conversion price with respect to any of the foregoing. In the event that the Committee determines in its sole discretion that any extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction, affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan to Participants other than Non-Employee Directors, the Committee shall have the right to adjust equitably any or all of (i) the number and kind of shares of stock in respect of which Options or Restricted Stock Grants may be awarded under this Plan to Participants other than Non-Employee Directors, (ii) the number and kind of shares of stock or other property subject to outstanding Options and Restricted Stock Grants held by Participants other than Non-Employee Directors and (iii) the award, exercise or conversion price with respect to any of the foregoing held by Participants other than Non-Employee Directors.

                                   SECTION 6.
                        TERMS AND CONDITIONS OF OPTIONS

         (a) Grants of Options. Subject to the provisions of this Plan, the Committee may award Incentive Stock Options and Non-Qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under this Plan be so exercised, so as to disqualify this Plan or, without the consent of the Participant, any Incentive Stock Option granted under this Plan, under Section 422 of the Code. Each grant of an Option may be made alone or in combination with, in addition to or in relation to any other award authorized by this Plan. The terms of each Option need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by this Plan or a particular Option Agreement, any determination with respect to an Option may be made by the Committee at the time of award or at any time thereafter.

         (b) Agreement in Writing; Provisions. Each Option under this Plan shall be evidenced by a written agreement (each, an "Option Agreement") delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of this Plan as the Committee considers necessary or advisable to achieve the purposes of this Plan or comply with applicable tax and regulatory laws and accounting principles. Each Option Agreement shall specify whether the Option(s) granted thereby are Incentive Stock Options or Non-Qualified Stock Options. Each Option Agreement may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

                 (i) Shares Granted. Each Option Agreement shall specify the number of Incentive Stock Options and/or Non- Qualified Stock Options being granted; one Option shall be deemed granted for each share of stock. In addition, each Option Agreement shall specify the option price and the exercisability and/or vesting schedule of such Options, if any.

                 (ii) Other Terms. Each Option Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Committee, including, without limitation, discretionary performance standards, tax withholding provisions, or other forfeiture provisions regarding competition and confidential information.

         (c) Option Price. The option price per share of Common Stock purchasable under an Option shall be 100% of the Fair Market Value of the Common Stock on the date of award. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be 110% of Fair Market Value of the Common Stock on the date of award.

         (d) Method of Payment. The purchase price for any share purchased pursuant to the exercise of any Option granted under this Plan shall be paid in full upon exercise of the Option by any of the following methods, to the extent permitted under the particular Option Agreement: (i) by cash, (ii) by check or
(iii) by transferring to the Company shares of Common Stock at their Fair Market Value as of the date of exercise of the Option. Notwithstanding the foregoing, the Company may arrange for or cooperate in permitting cashless exercise procedures and may extend and maintain, or arrange for the extension and maintenance of, credit to a Participant to finance the Participant's purchase of shares pursuant to the exercise of Options, on such terms as may be approved by the Committee, subject to applicable regulations of the Federal Reserve Board and any other applicable laws or regulations in effect at the time such credit is extended.

         (e) Termination. No Option shall be exercisable more than ten years after the date the Option is awarded. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company and an Incentive Stock Option is awarded to such Participant, such Option shall not be exercisable after the expiration of five years from the date of award.

         (f) Exercise. No Option shall be exercisable during the lifetime of a Participant by any person other than the Participant or his or her guardian or legal representative. The Committee shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise of each Option, other than, in each case, Options awarded or to be awarded to Non-Employee Directors. To the extent that a Participant has the right to exercise one or more Options and purchase shares pursuant thereto, the Option(s) may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by payment in full of the option price for such shares. Any certificate for shares of outstanding Common Stock used to pay the option price shall be accompanied by a stock power duly endorsed in blank by the registered owner of the certificate (with the signature thereon guaranteed). In the event the certificate tendered by the Participant in such payment covers more shares than are required for such payment, the certificate shall also be accompanied by instructions from the Participant to the Company's transfer agent with respect to the disposition of the balance of the shares covered thereby.

         (g) Disability, Death, Retirement or Other Termination. The Committee shall determine the effect on an Option (other than an Option awarded or to be awarded to a Non-Employee Director) of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or designated beneficiary may exercise rights thereunder.

         (h) No Deemed Termination. For purposes of this Section 6, the following events shall not be deemed a termination of employment of a
Participant:

                 (i) a transfer to the employment of the Company from a Subsidiary of the Company or from the Company to a Subsidiary of the Company, or from one Subsidiary of the Company to another; or

                 (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

For purposes of this Plan, employees of a Subsidiary of the Company shall be deemed to have terminated their employment on the date on which such Subsidiary ceases to be a Subsidiary of the Company.

         (i) Nontransferability. No Option or interest therein or right thereunder shall be transferable by a Participant otherwise than by will or the laws of descent and distribution.

         (j) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of an Option. The value of any fractional share subject to an Option shall be paid in cash in connection with the exercise that results in all full shares subject to the grant having been exercised, based on the Fair Market Value of the Common Stock on the date of such exercise.

         (k) $100,000 Limit for Incentive Stock Options. If required by applicable tax rules regarding a particular grant, to the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or any other plan maintained by the Company or any Parent or Subsidiary of the

Company) is exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code), such Option grant shall be treated as a grant of Non-Qualified Stock Options pursuant to Code Section 422(d).

         (l) Disposition of Incentive Stock Options. A Participant shall notify the Committee in the event that he or she disposes of Common Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he or she received Common Stock upon the exercise of an Incentive Stock Option.

         (m) Option Modification. The Committee may amend, modify or terminate any outstanding Option held by a Participant other than a Non-Employee Director, including substituting therefor another Option of the same or a different type, changing the date of exercise or vesting and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines in its sole discretion that the action, taking into account any related action, would not materially and adversely affect the Participant (subject to Section 6(a) hereof or unless such change is required in order to cause the benefits under this Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder).


                                   SECTION 7.
                TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS

         (a) Restricted Stock Grants. Subject to the provisions of this Plan, the Committee may award Restricted Stock Grants and determine the number of shares of Restricted Stock covered by such Grant, the restrictions thereon (which may include, without limitation, restrictions on the transfer of such shares, restrictions on the right to vote such shares and restrictions on the right to receive dividends on such shares), the time or times at which and the conditions upon which such restrictions shall lapse, and the other terms and conditions applicable to such Grant. Each Restricted Stock Grant may be made alone or in combination with, in addition to or in relation to any other award authorized by this Plan. The terms of each Restricted Stock Grant need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by this Plan or a particular Restricted Stock Agreement, any determination with respect to a Restricted Stock Grant may be made by the Committee at the time of award or at any time thereafter. The Committee may, but shall not be required to, award Restricted Stock Grants based upon the attainment of one or more "performance goals" within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder.

         (b) Agreement in Writing; Provisions. Each Restricted Stock Grant shall be evidenced by a written agreement (each, a "Restricted Stock Agreement") delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of this Plan as the Committee considers necessary or advisable to achieve the purposes of this Plan or comply with applicable tax and regulatory laws and accounting principles. Each Restricted Stock Agreement may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

                 (i) Shares Awarded. Each Restricted Stock Agreement shall specify the number of shares of Restricted Stock being awarded pursuant to the applicable Grant and the schedule for the lapse of the restrictions on the shares subject to such Restricted Stock Grant.

                 (ii) Other Terms. Each Restricted Stock Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Committee, including, without limitation, discretionary performance standards, tax withholding provisions, or other forfeiture provisions regarding competition and confidential information.

         (c) Delivery of Shares. Each share of Restricted Stock, when issued, shall be issued in the name of the Participant and the certificate evidencing such share shall be deposited with the Company, together with a stock power duly endorsed in blank, upon such issuance and continuing until all applicable restrictions on such share shall have lapsed.

         (d) Disability, Death, Retirement or Other Termination. The Committee shall determine the effect on a Restricted Stock Grant (other than a Restricted Stock Grant awarded or to be awarded to a Non-Employee Director) of the disability, death, retirement or other termination of employment of a Participant. For purposes of this Section 7, (i) the events described in
Section 6(h) shall not be deemed a termination of employment of a Participant and (ii) employees of a Subsidiary of the Company shall be deemed to have terminated their employment on the date on which such Subsidiary ceases to be a Subsidiary of the Company.

         (e) Nontransferability. Prior to the lapse of all restrictions thereon, no share of Restricted Stock or interest therein or right thereunder shall be transferable by a Participant otherwise than by will or the laws of descent and distribution.

         (f) Restricted Stock Grant Modification. The Committee may amend, modify or terminate any outstanding Restricted Stock Grant held by a Participant other than a Non-Employee Director, including substituting therefor another Restricted Stock Grant of the same or a different type and changing the time or times at which any restrictions shall lapse, provided that the Participant's consent to such action shall be required unless the Committee determines in its sole discretion that the action, taking into account any related action, would not materially and adversely affect the Participant (unless such change is required in order to cause the benefits under this Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder).


                                   SECTION 8.
                            NONDISCRETIONARY AWARDS
                           TO NON-EMPLOYEE DIRECTORS

         Notwithstanding any other provision of this Plan, Non-Employee Directors shall participate in this Plan only to the extent set forth in this
Section 8. The provisions of this Plan applicable to awards granted or to be granted to Non-Employee Directors are intended to comply with the provisions of Rule 16b-3(c)(2)(ii) under the Exchange Act, or any successor provision, and such provisions shall be construed, interpreted and administered to so comply. The Committee shall have no authority to take any action, and shall not take any action, if the authority to take such action, or the taking of such action, would result in noncompliance with such provisions.

         (a)     Automatic Grant of Options.

                 (i) Date of Grant; Number of Shares. On the date upon which a Non-Employee Director is first elected or appointed a member of the Board, he or she shall receive the grant of a Non-Qualified Stock Option to purchase 6,667 shares of Common Stock. For the purpose of this Section 8(a), each Non-Employee Director in office on the Effective Date shall be deemed to have been first elected at such date. Non-Employee Directors subsequently re-elected at any meeting of stockholders shall receive as of the date of each such meeting, commencing with the annual meeting of stockholders to be held in 1994, the grant of a Non- Qualified Stock Option to purchase 666 shares of Common Stock. Options granted to Non-Employee Directors shall be immediately exercisable.

                 (ii) Term. The term of each Option granted to a Non-Employee Director shall be ten years from its date of grant, unless sooner terminated or extended in accordance with Section 8(e) below.

                 (iii) Option Price. The option price of the shares of Common Stock subject to each Option granted to a Non- Employee Director shall be the Fair Market Value of such shares on the date the Option is granted.

                 (iv) Exercise after Death or Other Termination. If a Non-Employee Director ceases to be a director of the Company, such Non-Employee Director's Options shall be exercisable by him only during the 36 months following the date such person ceases to be a director, except that:

                          (A) if a Non-Employee Director dies while serving as a director, such Non-Employee Director's Options shall be exercisable by his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the 36 months following his or her death; and

                          (B) notwithstanding the foregoing, a Non-Employee Director's Options shall terminate immediately on the date that such person is removed as a director for cause. For purposes of this
         Section 8, a Non-Employee Director shall be considered to have been dismissed "for cause" in the event he or she is dismissed on account of any act of (x) fraud or intentional misrepresentation or (y) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary of the Company.

         (b)     Automatic Award of Restricted Stock Grants.

                 (i) Date of Award; Number of Shares. Beginning on the date of the annual meeting of stockholders of the Company to be held in 1994 and on the date of each annual meeting of stockholders thereafter, each Non-Employee Director shall receive 50% of the value of his or her annual retainer fee for serving as a director of the Company for the year commencing on such date in the form of an award of a Restricted Stock Grant. The total number of shares of Common Stock included in each such Restricted Stock Grant shall be determined by dividing the amount of the director's annual retainer fee that is to be paid in the form of a Restricted Stock Grant by the Fair Market Value of one share of Common Stock on the date of award. In no event shall the Company be required to issue fractional shares under this Section 8(b). Whenever under the terms of this Section 8(b) a fractional share of Common Stock would otherwise be required to be issued, an amount in cash shall be paid in lieu thereof based on the Fair Market Value of the Common Stock on the applicable award date.

                 (ii) Restrictions. Except as otherwise provided in this Plan, shares of Common Stock received pursuant to a Restricted Stock Grant may not be sold, assigned, pledged, hypothecated or otherwise disposed of until at least six months and one day after the date of award of such Restricted Stock Grant (the "Restriction Lapse Date"). Except as set forth in the preceding sentence, with respect to all shares subject to a Restricted Stock Grant, a Non-Employee Director shall have all voting, dividend, liquidation and other rights of a holder of Common Stock.

                 (iii) Forfeiture. If a Non-Employee Director is removed as a director of the Company for cause (as defined in Section 8(a) hereof) prior to the Restriction Lapse Date applicable to a Restricted Stock Grant, such person shall forfeit all shares subject to such Restricted Stock Grant.

         (c) Adjustments. The number and nature of shares subject to any Option or Restricted Stock Grant held by a Non- Employee Director shall be subject to adjustment only to the extent set forth in the first sentence of
Section 5(b) hereof.

         (d) Agreement in Writing. Each Option and each Restricted Stock Grant awarded to a Non-Employee Director shall be evidenced by a writing signed by him or her specifying the terms and conditions thereof in accordance with this Section 8.

                                   SECTION 9.
                       ACCELERATION OF EXERCISABILITY AND
                      VESTING UNDER CERTAIN CIRCUMSTANCES

         (a) Change of Control. In order to preserve the rights of a Participant (other than a Non-Employee Director) under an Option or Restricted Stock Grant in the event of a change of control of the Company, the Committee in its discretion may, with respect to any Option or Restricted Stock Grant (other than an Option or Restricted Stock Grant awarded to a Non-Employee Director), at the time the Option or Restricted Stock Grant is awarded or at any time thereafter, take one or more of the following actions with respect to any such change of control: (i) provide for the acceleration of any time period relating to the exercise or vesting of the Option or the lapse of any restrictions on shares of Restricted Stock; (ii) provide for the purchase of the Option upon the Participant's request for an amount of cash or other property that could have been received upon the exercise of the Option had the Option been currently exercisable; (iii) adjust the terms of the Option or Restricted Stock Grant in such manner as may be determined by the Committee;
(iv) cause the Option or Restricted Stock Grant to be assumed, or new rights substituted therefor, by another entity; or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

         (b) Certain Other Occurrences. Notwithstanding any provision in this Plan to the contrary, with regard to any Option or Restricted Stock Grant awarded to any executive officer or director of the Company, unless the particular Option or Restricted Stock Agreement provides otherwise, the Option will become immediately exercisable and vested in full, and all restrictions on any shares of Restricted Stock subject to a Restricted Stock Grant shall immediately lapse, upon the occurrence, before the expiration or termination of such Option or forfeiture of such shares, of any of the events listed below:

                 (i) the delivery of written notice to the stockholders of the Company announcing a stockholders' meeting at which the stockholders will consider a proposed merger of the Company, a proposed sale by the Company of substantially all of its assets or any similar proposed reorganization of the Company; or

                 (ii) the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) the Company or (B) The Prudential Insurance Company of America and its affiliates, directly or indirectly, of securities representing 25% or more of the total number of votes that may be cast for the election of directors of the Company; or

                 (iii) the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) of a "tender offer" for stock of the Company subject to Section 14(d)(2) of the Exchange Act; or

                 (iv) the failure, at any annual or special meeting of the Company's stockholders following an "election contest" subject to Rule 14a-11 promulgated under the Exchange Act, of any of the persons nominated by the Company in the proxy material mailed to stockholders by the management of the Company to win election to seats on the Board, excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting.

                                  SECTION 10.
                                 MISCELLANEOUS

         (a) No Right of Employment. No person shall have any claim or right to be awarded an Option or Restricted Stock Grant, and the award of an Option or Restricted Stock Grant shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under this Plan, except as expressly provided in the applicable Option or Restricted Stock Agreement.

         (b) Plan Not Exclusive. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees or directors.

         (c) No Rights as Stockholders. Subject to the provisions of the applicable Option or Restricted Stock Agreement, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under this Plan until he or she becomes the record holder thereof.

         (d) Investment Representation. The Committee may require, as a condition of receiving shares of Common Stock (including shares of Restricted Stock) issued pursuant to any Option or Restricted Stock Grant, that a Participant furnish to the Company such written representations and information as the Committee deems appropriate to permit the Company, in light of the existence or nonexistence of an effective Registration Statement under the Securities Act, to deliver such shares in compliance with the provisions of the Securities Act.

         (e) Section 16 Participants. Notwithstanding any other provision of this Plan, in order to qualify for the exemption provided by Rule 16b-3, (i) any shares of Restricted Stock or other equity security received by a Section 16 Participant pursuant to a Restricted Stock Grant and any Common Stock or other equity security acquired by a Section 16 Participant upon exercise of an Option may not be sold for six months and one day after the date of award of the Restricted Stock Grant or Option and (ii) any Option or other right related to an equity security issued under this Plan that constitutes a "derivative security" within the meaning of Rule 16b-3(a)(2) under the Exchange Act, or any successor provision, shall not be transferable other than by will or the laws of descent and distribution. The Committee shall have no authority to take any action, and shall not take any action, if the authority to take such action, or the taking of such action, would disqualify this Plan from the exemption provided by Rule 16b-3.

         (f) Effectiveness. This Plan amendment and restatement shall become effective upon its approval by the Board, subject to approval by the stockholders of the Company. Prior to such stockholder approval, awards may be granted under this Plan amendment and restatement subject to such stockholder approval.

         (g) Amendment; Termination. The Board may amend, suspend or terminate this Plan or any portion thereof at any time, provided that (i) no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Exchange Act or any successor provision, and (ii) Section 8 hereof and, as it relates to awards granted or to be granted to Non-Employee Directors, Section 9(b) hereof may not be amended more than once every six months other than to comport with changes in the Code or ERISA or the rules and regulations under either thereof. If any amendment, suspension or termination of this Plan shall materially and adversely affect the rights of the holder of any award then outstanding, such amendment, suspension or termination shall not be deemed to alter such rights unless the holder shall consent thereto.

         (h) Term. Options and Restricted Stock Grants may not be awarded under this Plan after ten years from the Effective Date, but then outstanding Options and Restricted Stock Grants may extend beyond such date. Unless sooner terminated, this Plan shall terminate on the tenth anniversary of the Effective Date, provided that such termination shall not terminate or affect any Option or Restricted Stock Grant then outstanding.

       PRELIMINARY COPY --

- --------------------------------------------------------------------------------

PROXY

                               HADSON CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Greg G. Jenkins, Robert P. Capps and Terri McGuire Watson, and each of them, jointly and severally and with full power of substitution, as true and lawful agents, attorneys and proxies to vote all shares of Common Stock of Hadson Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 26, 1994, and at any and all postponements and adjournments thereof as follows:

   1.  ELECTION OF DIRECTORS

        / /  FOR all nominees listed below       / /  WITHHOLD AUTHORITY
             (except as marked to the                 (to vote for all nominees
             contrary below)                          listed below)


      Michael J. Rosinski        J. Frank Haasbeek       James A. Bitzer

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

   UNLESS AUTHORITY TO VOTE FOR ALL THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY SHALL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT STRUCK.

   2. PROPOSAL TO APPROVE March 9, 1994 Amendment and Restatement of the Hadson Corporation 1992 Equity Incentive Plan, as amended, described in the Company's Proxy Statement dated April 22, 1994. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR THIS PROPOSAL.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

   3. PROPOSAL TO APPROVE the Amendment to the Company's Restated Certificate of Incorporation described in the Company's Proxy Statement dated April 22, 1994. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR THIS PROPOSAL.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

- --------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF ANY OTHER BUSINESS IS TRANSACTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS VOTING THE PROXY.

                                       Please sign exactly as name appears
                                       herein. If signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give full title as
                                       such. If signing on behalf of a
                                       corporation, please sign in full
                                       corporate name by an authorized officer.
                                       If shares are registered in more than
                                       one name, all holders must sign.
                                       Date _____________________________, 1994

                                       ________________________________________
                                                       Signature
                                       ________________________________________
                                               Signature if held jointly

                                       PLEASE MARK, SIGN, DATE AND RETURN THE
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.